Exhibit 99.1

FOR IMMEDIATE RELEASE
DATE, April 8, 2008
Contact:
Philip J. Pantano
Seneca Gaming Corp.
716-278-2598

CHIEF FINANCIAL OFFICER RESIGNS

AT SENECA GAMING CORPORATION

Patrick Fox joined company in 2005

NIAGARA FALLS, NEW YORK – Seneca Gaming Corporation announced today that Patrick M. Fox, the company’s Chief Financial Officer, has resigned effective as of Friday, April 11, 2008.

Fox, who joined the company in 2005, cited his desire to be closer to his family as the reason for his decisions. His current contract with Seneca Gaming Corporation was set to expire in June.

“Having been able to spend a week at home in Chicago with my wife and daughters recently brought me the realization that I had been away for long enough,” Fox said. “With my contract coming up for renewal in June, I thought this was the most fair and appropriate time to inform the company and the Seneca Nation that it was the right time for me to move on. My experience with Seneca Gaming Corporation has been nothing but extraordinary and I know they will continue to achieve great things.”

Fox joined Seneca Gaming Corporation as Vice President of Finance in 2005 and was named Chief Financial Officer in June 2006. A Certified Public Accountant, Fox previously held the position of Chief Financial Officer with Prairie Meadows Racetrack & Casino in Des Moines, Iowa as well as Trump Indiana. He has more than 30 years of financial and accounting experience.

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“Pat has been a valued member of our management team and his contributions to our success have been significant,” said Brian Hansberry, President and CEO, Seneca Gaming Corporation. “I personally want to thank Pat for the dedication he brought to the organization and wish him well as he moves on to the next phase of his career. Thanks to what Pat has helped us accomplish, Seneca Gaming Corporation is well positioned to continue to grow as a premier gaming operator delivering strong financial results at our facilities in Niagara Falls, Salamanca and Buffalo.”

Since opening Seneca Niagara Casino in 2002, Seneca Gaming Corporation has completed nearly $800 million in construction projects at its casino properties, including the 26-story Seneca Niagara Casino & Hotel, the $168 million Seneca Allegany Casino & Hotel, the temporary Seneca Buffalo Creek Casino and the new $40 million Seneca Allegany Events Center.

Initial work has begun for the permanent $333 million Seneca Buffalo Creek Casino project. Scheduled to open in 2010, the project will feature a 90,000-square-foot casino with 2,000 slot machines and 45 table games, a 22-story all-suites hotel with 206 suites, four restaurants, full-service spa and salon, attached parking garage and a three-acre public park. The facility is expected to employ more than 1,000 workers.

Today, Seneca Gaming Corporation operates more than 6,000 slot machines, 140 table games, 800 hotel rooms, ten restaurants and related amenities at its three casino operations.

Forward-Looking Statements

The above announcement contains certain forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995.  The words “will,” “expected,” “scheduled,” and words of similar meaning, with reference to Seneca Gaming Corporation and its management, indicate forward-looking statements.  Similarly, statements that describe our plans, goals, forecasts or projections are all forward-looking statements.  Forward-looking statements involve risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in or implied by the forward-looking statements contained in this release, including our ability to construct the and open the permanent Seneca Buffalo Creek Casino and Hotel, or at all; to employ any particular number of employees, or our ability to generate any particular financial results.  Additional information concerning potential factors that could affect Seneca Gaming Corporation and cause actual results to differ materially from those expressed in or implied by the statements contained in this release is included in the filings of the Seneca Gaming Corporation with the Securities and Exchange Commission.

Seneca Gaming Corporation disclaims any obligation to update these forward-looking statements.  You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release.